UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________________________________
FORM 8-K
 ___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 7, 2015
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TerraForm Global, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-37528 (Commission File Number)	47-1919173 (IRS Employer Identification No.)
7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)
(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 7, 2015, TerraForm Global, Inc. (“Global”) closed the acquisition of three wind projects, Bhakrani (EN Wind Power Pvt. Ltd.), Gadag (Generacion Eolica India Ltd.) and Hanumanhatti (EN Renewable Energy Ltd.), located in India that represent 101.6 MW of capacity in the aggregate, from Fersa Energias Renovables, S.A. (“FERSA”), a Spanish wind developer (the “FERSA Transaction”).  The projects were a part of Global’s initial portfolio as previously reported (as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended), in our Registration Statement on Form S-1 (File No. 333-203934) (the “Registration Statement”). Following the closing, Global has 100% ownership interests in these three projects. The aggregate consideration for the FERSA Transaction was approximately $34 million and was funded from the proceeds of Global’s initial public offering of Class A common stock pursuant to the Registration Statement.

Descriptions of the three wind projects were previously reported in our Registration Statement and are incorporated herein by reference. Additionally, a summary of the FERSA Transaction along with historical and pro forma financial information related to the FERSA Transaction was previously reported in our Registration Statement.

Item 8.01	Other Events

Termination of SunEdison Holdings Corporation Share Purchase Agreement with Latin America Power Holding, B.V.

On May 19, 2015, SunEdison Holdings Corporation (“Holdings”), Global’s immediate parent company, entered into an Amended and Restated Share Purchase Agreement (the “Share Purchase Agreement”) with the shareholders of Latin America Power Holding, B.V. (the “LAP Transaction”), pursuant to which, among other things, Holdings agreed to acquire six operating hydro-electric and wind projects located in Peru with a combined generation capacity of 72.5 MW (the “Peru Projects”). Holdings intended to transfer the Peru Projects to Global after the closing of the acquisition. Holdings’ obligation to complete the acquisition contemplated by the Share Purchase Agreement was subject to the satisfaction of various closing conditions. In addition, the Share Purchase Agreement provided that subject to certain conditions each party could terminate the agreement if the closing did not occur on or prior to September 30, 2015.

On October 1, 2015, Holdings received a notice from the sellers purporting to terminate the Share Purchase Agreement. Following receipt of such notice, Holdings exercised its right under the Share Purchase Agreement to terminate the agreement based on the failure by the sellers to satisfy certain conditions precedent to closing and the transaction not closing prior to September 30, 2015. As a result of such termination, Global will not acquire the Peru Projects from Holdings. As of the filing of Global’s prospectus, dated July 31, 2015, the Peru Projects were projected to contribute estimated cash available for distribution (“CAFD”) of approximately $16.0 million and $17.5 million for the twelve months ending June 30, 2016 and the year ending December 31, 2016, respectively. Global has a number of alternatives to replace the CAFD projected to be produced by the Peru Projects, including acquiring projects from SunEdison, Inc. or third parties.

CAFD is a supplemental non-GAAP measure and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund Global’s cash needs. CAFD is viewed as important to investors in evaluating performance as securities analysts and other interested parties use such calculations as a measure of financial performance. CAFD is also used by Global’s management team for internal planning purposes and for analysis of performance.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

By:	/s/ Yana Kravtsova
Yana Kravtsova Senior Vice President, General Counsel and Secretary
Date: October 8, 2015